Exhibit 10.1

RPT REALTY
AMENDMENT NO. 1
TO
THE EMPLOYMENT AGREEMENT

This Amendment No. 1 (this “Amendment”) to the Employment Agreement (the “Employment Agreement”), dated June 11, 2020, between Brian Harper (“you”) and RPT Realty, Inc., a Michigan corporation (together with any such other entity as may be designated by the RPT Realty, a Maryland real estate investment trust (the “Trust”), to serve as your employer from time to time that either is the Trust or a subsidiary of the Trust, the “Employer”), is effective as of December 29, 2023.  All capitalized terms used herein but not otherwise defined shall have the meaning given to such terms in the Employment Agreement.

WHEREAS, you and the Employer desire to amend certain provisions of the Employment Agreement.

NOW, THEREFORE, the Employment Agreement is hereby amended as follows:

1. Section 6(d)(iii) (for clarity, the first instance of clause (iii) in Section 6(d)) of the Employment Agreement is hereby deleted in its entirety and replaced with the following:

“an amount equal to the product of 2.0 multiplied by the sum of (A) your annual Base Salary, plus (B) 150% of your STIP Target, each for the calendar year in which the termination occurs (such amount, the “Severance Payment”), which will be paid as follows:  (i) the amount of the Severance Payment that exceeds the amount provided in Section 6(d)(iii) of the Employment Agreement prior to this Amendment will be paid in a lump sum as soon as practicable following the effectiveness of the Release but not later than the 60th day following your Termination Date (such payment timing, a “Lump Sum”); and (ii) the remaining amount of the Severance Payment will be paid in equal monthly installments over the twenty-four (24)-month period following your Termination Date, except that, of such remaining amount, (x) the portion scheduled to be paid on or prior to March 15 of the year following the year in which your Termination Date occurs will instead be paid in a Lump Sum, and (y) an amount exempt from Section 409A of the Code as “separation pay” pursuant to Treas. Reg. §1.409A-1(b)(9)(iii) will be deducted from the back end of such installments (i.e., first reducing the last installment in its entirety and then reducing prior installments in reverse chronological order) and instead paid in a Lump Sum.”

2. Section 7(c) of the Employment Agreement is hereby deleted in its entirety and replaced with the following:

“You will not at any time during your employment with the Trust, and for a period of one year following the termination of such employment for any reason during the Term, directly or indirectly, aid, assist, participate in, consult with, render services for, accept a position with, become employed by, or otherwise enter into any relationship with (other than being a passive investor in or being a customer of) any of the companies listed on Annex A to this Agreement  (or any of their successors or subsidiaries), which companies you acknowledge are competitors of the Trust as of the Effective Date (each, a “Competitor”).

3. Annex A of the Employment Agreement is hereby deleted in its entirety and replaced with Annex A attached hereto.

4. Except as so amended, the Employment Agreement is in all other respects hereby in full force and effect and is hereby confirmed.

5. This Amendment, together with the Employment Agreement, constitutes the entire understanding and agreement of the parties with respect to the transactions contemplated herein and supersedes all prior and contemporaneous understandings and agreements, whether written or oral, with respect to such transactions.

[Signature Page Follows.]

IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment as of the date set forth above.

/s/ Brian Harper
Brian Harper

RPT Realty

By:	/s/ Michael P. Fitzmaurice
	Name:	Michael P. Fitzmaurice
	Title:	Executive Vice President and Chief Financial Officer

Signature Page to Employment Agreement Amendment

Annex A

One year from termination for the following publicly traded REITS:

Regency Centers Corporation
Urban Edge Properties
Acadia Realty Trust
SITE Centers Corp
Kite Realty Group Trust
Phillips Edison & Company, Inc.
Inventrust Properties Corp.
Brixmor Property Group Inc.
Whitestone REIT
Saul Centers, Inc.
Federal Realty Investment Trust
Retail Opportunity Investment Corp.
Alexander’s Inc.